AMENDED AND RESTATED
EXPENSE LIMITATION/REIMBURSEMENT AGREEMENT
THIS AGREEMENT, effective as of February 1, 2020, as amended and restated February 1, 2020, by and between Equinox Funds Trust (the “Trust”), on behalf of the Equinox Campbell Strategy Fund (the “Fund”), Equinox Institutional Asset Management, LP (the “Adviser”) and Campbell & Company Investment Adviser LLC (the “Sub-Adviser”).
WHEREAS, the Adviser and Sub-Adviser desire to mutually reduce the advisory fee and/or reimburse certain of the Fund’s operating expenses to ensure that the total annual operating expenses of each Class of the Fund, excluding taxes, interest, extraordinary items, and brokerage commissions, do not exceed the levels set forth on Schedule A hereto;
WHEREAS, the obligation to waive fees or reimburse expenses as contemplated by this Agreement will be shared between the Adviser and Sub-Adviser in a manner mutually agreed upon by the Adviser and Sub-Adviser; and
WHEREAS, effective February 1, 2020, the Adviser desires to amend and restate this Agreement and corresponding Schedule A;
NOW, THEREFORE, the parties agree as follows:
Fee Reduction/Reimbursement. The Adviser and Sub-Adviser, jointly and severally, agree that, the Adviser and Sub-Adviser will reduce their compensation and/or reimburse certain expenses for the Fund, to the extent necessary to ensure that the total annual operating expenses of each Class of the Fund, excluding taxes, interest, extraordinary items, “Acquired Fund Fees and Expenses” (as defined in Form N-1A) and brokerage commissions, do not exceed, as a percentage of each respective Class’ average daily net assets, the contractual limits for the periods set forth on Schedule A hereto for each class (the “Expense Limitation”).
Fee Recovery. The Adviser and Sub-Adviser shall be entitled to recover, subject to approval by the Board of Trustees of the Trust, which shall not be unreasonably withheld, such amounts for a period of up to three (3) years from the date on which the Adviser and Sub-Adviser reduced their compensation and/or assumed expenses for the Fund or a Class.
Term. This Agreement shall terminate on January 31, 2021 or at an earlier date upon the discretion of the Board of Trustees of the Trust upon 60 days’ written notice to the Adviser, unless extended, terminated, modified or revised by the mutual agreement of the parties by amending Schedule A to this Agreement or otherwise as provided for in writing.
[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Expense Limitation/Reimbursement Agreement to be executed in its name and on its behalf by its duly authorized representative as of February 1, 2020.

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

By:    _____________________________
Name:    Robert J. Enck
Title:    President & CEO

EQUINOX FUNDS TRUST, on behalf of the Fund

By:    _____________________________
Name:    Robert J. Enck
Title:    President

CAMPBELL & COMPANY INVESTMENT ADVISER LLC

By:    _____________________________
Name:
Title:

[signature page to Amended and Restated Expense Limitation/Reimbursement Agreement]

AMENDED AND RESTATED SCHEDULE A
TO THE
AMENDED AND RESTATED EXPENSE LIMITATION/REIMBURSEMENT AGREEMENT
DATED FEBRUARY 1, 2020, BETWEEN
EQUINOX FUNDS TRUST, EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP
AND CAMPBELL & COMPANY INVESTMENT ADVISER LLC

CONTRACTUAL LIMIT ON TOTAL ANNUAL OPERATING EXPENSES (1)

For the period February 1, 2020 through January 31, 2021:

Class A    2.14%(2)
Class C    2.89%
Class I    1.89%
Class P    2.14%(3)
Class SI    1.84%

(1)	The contractual limit excludes taxes, interest, extraordinary items, “Acquired Fund Fees and Expenses” (as defined in Form N-1A) and brokerage commissions.

(2)	The contractual limit on total annual operating expenses for Class A shares also excludes any fees or expenses paid pursuant to the Shareholder Services Plan, as applicable to Class A shares.

(3)	The contractual limit on total annual operating expenses for Class P shares also excludes any fees or expenses paid pursuant to the Shareholder Services Plan, as applicable to Class P shares.

This Amended and Restated Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

By:    ________________________________________
Name:    Robert J. Enck
Title:    President

EQUINOX FUNDS TRUST, on behalf of each Fund

By:    ________________________________________
Name:    Robert J. Enck
Title:    President

CAMPBELL & COMPANY INVESTMENT ADVISER LLC

By:    _____________________________
Name:
Title: